                                                                      EXHIBIT 4



NUMBER                                                                 SHARES
______                                                                 ________


                                                                       CUSIP

                            D&N CAPITAL CORPORATION
                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

                         FULLY PAID AND NON-ASSESSABLE
          [    ]% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES A


THIS IS TO CERTIFY THAT:                          IS THE OWNER OF THE ABOVE
STATED NUMBER OF SHARES OF [    ]% NONCUMULATIVE EXCHANGEABLE PREFERRED STOCK,
SERIES A, PAR VALUE OF $25.00 PER SHARE, OF D&N CAPITAL CORPORATION, (THE "CORPORATION"). THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY ON THE STOCK TRANSFER BOOKS OF THE CORPORATION BY THE HOLDER OF RECORD HEREOF IN PERSON, OR BY HIS DULY AUTHORIZED ATTORNEY OR LEGAL REPRESENTATIVE, UPON THE SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE CORPORATION'S TRANSFER AGENT AND REGISTRAR. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

        THE INTEREST IN SAID CORPORATION REPRESENTED BY THIS
        CERTIFICATE MAY NOT BE RETIRED OR WITHDRAWN EXCEPT AS
        PROVIDED IN THE RESTATED CERTIFICATE OF INCORPORATION AND
        BYLAWS OF THIS CORPORATION.

             IN WITNESS WHEREOF, D&N CAPITAL CORPORATION, HAS CAUSED THIS CERTIFICATE TO BE EXECUTED BY THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS AND HAS CAUSED A FACSIMILE OF ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED.

        ____________________________ [SEAL] __________________________________
       PETER L. LEMMER,                     KENNETH R. JANSON, PRESIDENT AND
       SECRETARY                             CHIEF EXECUTIVE OFFICER


COUNTERSIGNED:     ILLINOIS STOCK TRANSFER COMPANY, INC.
                     TRANSFER AGENT AND REGISTRAR

                     BY:  __________________________
                              AUTHORIZED SIGNATURE


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The securities represented by this Certificate (the "Preferred Stock") are issued subject to all the provisions of the Certificate of Incorporation, Restated Certificate of Incorporation and Bylaws of D&N Capital Corporation, a Delaware Corporation (the "Corporation") as from time to time amended or supplemented (copies of which are on file at the principal executive offices of the Corporation) to all of which the holder, by acceptance hereof, assents.


The Corporation's Restated Certificate of Incorporation contains certain limitations on the ownership of the Preferred Stock. The Preferred Stock may be automatically exchanged, without the consent of the owner thereof, for identical shares of preferred stock of D&N Bank, (the "Bank") in the event a conservator or receiver is appointed for the Board, the Bank fails to meet its capital requirements or applicable Bank regulatory authorities believe such failure is likely in the near future.


The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may (1) Beneficially Own shares of any class or series of preferred stock in excess of the Ownership Limit, except as set forth in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time (the "Certificate of Incorporation"), or (2) Beneficially Own shares of Preferred Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise to fail as a REIT. Any Person who attempts to Own Beneficially shares of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation in writing. No Person may transfer shares of Preferred Stock if such transfer would result in the outstanding Common Stock and Preferred Stock's being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution). If the restrictions on transfer are violated, the shares of Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings ascribed to such terms in the Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.


The Preferred Stock will not be redeemable prior to ____________, 2002, except upon the occurrence of a Tax Event (as defined in the Certificate of Designation for the Preferred Stock). On or after such date, the Preferred Stock will be redeemable at the option of the Corporation at $25.00 per share, plus the quarterly accrued and unpaid dividends to the redemption date.


The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, preferences and special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of any such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the Board of Directors to designate the same with respect to other series. Such request may be made to the Secretary of the Corporation or its Transfer Agent.


     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM - as tenants in common                     UNIF GIFT MIN ACT ____ Custodian ________
TEN ENT - as tenants by the entireties                              (Cust)           (Minor)
JT TEN  - as joint tenants with right of                             Under Uniform Gifts to Minors Act
                  survivorship and not as tenants
                  in common                                         ---------
                                                                    (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,        hereby sell, assign and transfer unto
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



     PLEASE INSERT SOCIAL SECURITY OR OTHER

     IDENTIFYING NUMBER OF ASSIGNEE



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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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                                                                         shares
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of preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint



----------------------------------------------------------------------- Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.


Dated  ________________________

                                        __________________________________
                                                     (Signature)

                                        NOTICE:  THE SIGNATURE TO THIS
                                                 ASSIGNMENT MUST CORRESPOND
                                                 WITH THE NAME AS WRITTEN UPON
                                                 THE FACE OF THE CERTIFICATE
                                                 IN EVERY PARTICULAR, WITHOUT
                                                 ALTERATION OR ENLARGEMENT OR
                                                 ANY CHANGE WHATEVER.